Exhibit 10.10

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT
BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Framework Cooperation Agreement

This Framework Cooperation Agreement (hereinafter referred to as “this Framework Agreement”) is entered into by Party A and Party B on September 22, 2025:

Party A:
Registered Address

Party B:
Registered Address

In view of the resources and business advantages possessed by Party A and Party B in their respective industries, and for the purpose of jointly expanding the market and conducting in-depth cooperation, Party A and Party B, following the principles of equality and voluntariness, have amicably negotiated and jointly entered into this Framework Agreement to establish the basic rules of cooperation and the rights and obligations of both parties.

I. Scope of Application and Legal Effect of This Framework Agreement

This Framework Agreement establishes the fundamental rights and obligations of both parties in their cooperation and serves as the basis for their collaboration. The specific content, pricing standards, delivery requirements, service periods, and other commercial details of individual services provided by Party B to Party A shall be governed by the Service Order signed by both parties. In the event of any inconsistency or conflict between the terms of an individual Service Order and this Framework Agreement, this Framework Agreement shall prevail; except where the Service Order expressly states that “Order terms shall take precedence.” Written notices related to this Agreement, emails exchanged between the designated contacts of both parties, and other documents shall together constitute the complete legal documentation of this cooperation.

Cooperation Period: From September 22, 2025 to September 21, 2027. If neither party gives written notice of termination within 30 days prior to the expiration of this Agreement, this Agreement shall automatically be extended for one year, with no limit on the number of such extensions.

II. Fee Settlement and Payment Rules

The fee standards, settlement currency, payment milestones, and beneficiary bank account information for all services under this Framework Agreement shall be executed in accordance with the specific provisions set forth in each individual Service Order.

All taxes and duties (including but not limited to value-added tax, surtaxes, consumption tax, withholding income tax, corporate income tax, and all other types of taxes and duties) arising from Party A’s payment of fees to Party B shall be borne in full by Party A. If any tax withholding or deduction occurs at the time of payment, Party A shall make up the deducted amount to ensure that the amount actually received by Party B is identical to the invoiced amount.

Invoices shall be issued in electronic form. The date on which Party B sends the electronic invoice to the designated contact email of Party A shall be deemed as the effective delivery of the invoice. If Party A’s contact person requests in writing that Party B mail a paper version of the invoice, Party B may cooperate accordingly; however, such action shall not be deemed as delayed delivery of the invoice by Party B, and Party A shall still make full payment in accordance with the timeframes stipulated in this Framework Agreement and the Service Order.

Bank Account Information of Both Parties:

Party A’s Account

Account Name:

Account No.:

Bank:

SWIFT Code:

Party B’s Account

Account Name:

Account No.:

SWIFT Code:

Bank:

Bank Address:

III. Rights and Obligations of Both Parties

(A) Party A’s Rights and Obligations

Party A shall provide true, lawful, and valid credit and qualification documents as required by Party B. If Party A’s business operations or debt repayment capacity undergoes material changes during the performance of this Agreement, Party A shall promptly notify Party B.

Party A shall cooperate with Party B to complete service delivery, and shall authorize Party B to access, use, and process necessary materials, information, and business data in accordance with Party B’s service requirements. Where Party B’s service execution requires Party A to provide premises, personnel, or other supporting assistance, Party A shall promptly provide the same. If Party A’s delay in cooperation causes Party B to be unable to deliver results or provide services on schedule, Party B shall not be deemed to be in breach of contract, and Party B’s service period shall be extended accordingly until Party A completes all cooperation work.

If Party A’s own reasons cause Party B to be unable to complete the agreed services for the current period on schedule, Party A may not deduct the service fees payable for the current period, and the unfinished service workload for the current period may not be carried forward to the next period for offset or execution.

Party A shall provide written confirmation within 72 hours in response to business applications, confirmation letters, work emails, and other documents sent by Party B under this Agreement. If no feedback is given after the deadline, Party A shall be deemed to have fully accepted all the contents of the documents sent by Party B.

(B) Party B’s Rights and Obligations

If the service requirements proposed by Party A violate laws, regulations, public order and good morals, or infringe upon the lawful rights and interests of any third party, Party B has the right to require Party A to make modifications and adjustments. Before Party A completes the rectification, Party B may suspend the provision of the corresponding services and require Party A to settle all fees for the completed portions in full. If Party A forcibly requires Party B to execute instructions in violation of regulations, all legal risks and economic liability for compensation arising therefrom shall be borne solely by Party A. If Party A causes losses to Party B, Party A shall compensate Party B in full.

Party B shall complete all obligations in accordance with the content, time, and requirements stipulated in this Framework Agreement, proactively communicate and coordinate with Party A, correctly understand Party A’s business requirements, and execute accordingly. However, if Party A’s creditworthiness seriously deteriorates and affects contract performance, or if Party A commits a breach of contract, Party B has the right to take lawful and compliant risk control measures to prevent the expansion of its own losses.

Party B shall independently determine its internal workflow and execution methods, and shall also have the right to require Party A to fulfill supporting and cooperative obligations. If Party A puts forward reasonable suggestions and Party B has the conditions to implement them, Party B shall make adjustments and optimizations within the time limit designated by Party A to ensure the quality of the final service.

IV. Representations and Warranties of Both Parties

Party A and Party B jointly make the following declarations and commitments to each other:

Both parties are legal entities duly registered and validly existing, possessing the business qualifications required to enter into and perform the business under this Agreement, and the subject matter of this cooperation falls within the scope of business stated in their respective business licenses.

Both parties have the full authority to enter into this Framework Agreement, possess complete performance capability, and the performance of this Agreement will not violate any legally binding agreement or document previously signed by either party.

The contacts of both parties listed on the first page of this Agreement have been fully authorized to sign contracts, coordinate business, amend terms, confirm orders, and other matters on behalf of their respective parties, and their actions are directly binding on their respective companies.

V. Liability for Breach of Contract

If either party violates the obligations stipulated in this Agreement, the breaching party shall immediately cease the breach upon receipt of a written rectification notice from the non-breaching party. If the breaching party continues to breach or refuses to perform its contractual obligations within 5 working days after receiving the rectification notice, the non-breaching party shall have the right, in addition to requiring the breaching party to compensate for all actual losses, to unilaterally terminate this Framework Agreement, except as otherwise provided in this Agreement.

Party A warrants that all services entrusted to Party B shall not violate mandatory provisions of laws and regulations. Party A shall deliver all documents and materials required for performance to Party B, and warrants that all materials and data provided (including product descriptions, competitor parameters, ingredient structures, quality documents, etc.) are true, complete, and lawful, and do not infringe upon any third party’s intellectual property rights, portrait rights, or copyright. The content shall not contain defamation, malicious disparagement, false advertising, pornography, gambling, drugs, politically sensitive information, or other non-compliant information. All litigation, fines, compensation, and rights protection costs arising from materials provided by Party A or instructions given by Party A shall be borne entirely by Party A. At the same time, Party A shall fully compensate Party B for all direct economic losses incurred thereby.

Regardless of how other provisions of this Agreement are stipulated, where Party B is required to assume liability for compensation due to the provision of services or inability to provide services, Party B shall only compensate Party A for the direct economic losses incurred by Party A, and the maximum aggregate compensation by Party B shall not exceed the total amount of service fees actually paid by Party A to Party B.

VI. Amendment, Termination, and Cancellation of the Agreement

After mutual consultation and agreement, Party A and Party B may sign a written supplementary agreement to modify or supplement the contents of this Agreement. The supplementary agreement shall constitute an integral part of this Agreement and shall have the same legal effect as this Agreement.

If the laws, administrative regulations, or regulatory policies on which this Agreement is based are amended, affecting the validity of the Agreement or the rights and obligations of both parties, both parties shall negotiate to amend the corresponding clauses in accordance with the original intent of the Agreement. If the objective basis for entering into the Agreement undergoes material changes, rendering the Agreement completely impossible to perform, the Agreement may be terminated by mutual written agreement, but both parties shall still settle all amounts incurred and complete unfinished performance obligations.

Except as otherwise provided in this Agreement, any individual Service Order, or by law, either party may, by giving 30 days’ prior written notice to the other party and obtaining the other party’s consent, prematurely terminate this Framework Agreement or any individual Service Order. Within 10 working days after the premature termination of the Agreement or Order, both parties shall complete the settlement of all incurred fees (including costs already advanced by Party B to third-party suppliers).

If either party enters into bankruptcy proceedings, statutory reorganization proceedings, or is subject to lawful liquidation, the other party has the right to notify the other party in writing to terminate this Agreement, and both parties shall still settle all outstanding claims and debts.

VII. Force Majeure and Exemption Clauses

If either party is unable to perform its contractual obligations due to force majeure events that are unforeseeable, unavoidable, and insurmountable, including natural disasters (floods, earthquakes, epidemics, large-scale infectious diseases), strikes, wars, military actions, terrorist attacks, amendments to national laws and regulations, or government administrative controls, that party shall be exempted from liability for breach of contract during the period of force majeure.

The party encountering force majeure shall notify the other party in writing within 3 working days after the occurrence of the event, explaining the circumstances of the event and the estimated duration of impact. After the force majeure is eliminated, contract performance shall be resumed as soon as possible. If the force majeure renders the Agreement completely impossible to perform, performance loses its practical significance, or the duration exceeds 90 days, either party may notify the other party in writing to terminate this Framework Agreement.

VIII. Intellectual Property Provisions

The term “Intellectual Property” as used in this clause includes: patent rights, invention rights, copyright and neighboring rights, trademarks, service marks, trade names, domain names, product appearances, goodwill, rights to enforce anti-unfair competition, design patents, computer software, database rights, and similar intellectual property rights registered or unregistered worldwide, including the rights to apply for, renew, and claim priority in respect of the foregoing.

The company names, brand identifiers, intellectual property rights, trade secrets, and confidential internal materials lawfully held by each party prior to the signing of this Agreement shall be owned exclusively by the respective party, and the other party shall not have any right to use or derive benefits therefrom.

Before issuing service requirements, Party A must ensure that all materials (images, copy, portraits, videos, music, program codes, design proposals, etc.) provided to Party B for use are true and compliant, belong to Party A’s own assets or have been obtained with complete and lawful authorization, and are free from intellectual property disputes or infringement risks. Party A irrevocably authorizes Party B to use the above materials for the purpose of completing the services. Party B’s formal review of the materials does not relieve Party A of all legal liabilities. All complaints, litigation, and infringement claims arising from materials provided by Party A shall be handled and borne by Party A. If Party B advances funds or incurs direct losses as a result, Party A shall compensate Party B in full. If Party A’s materials cause negative impact on Party B’s own intellectual property, Party A shall likewise compensate Party B for all direct losses.

IX. Confidentiality Obligations

Either party that learns of the other party’s trade secrets, technical materials, or internal confidential information (collectively referred to as “Confidential Information”) in connection with the signing or performance of this Agreement shall not disclose or make public such information to any third party during the term of this Agreement and after its termination, and shall comply with the following rules:

(1)	Basic Confidentiality Obligations: The recipient of Confidential Information shall not, without the written permission of the information provider, copy, forward, disseminate, or publicly release confidential materials, nor allow any third party to use them, except as provided in item (3) of this clause.

(2)	Upon receipt of a written request from the disclosing party, the recipient shall return all confidential documents and electronic materials, or destroy them as requested, and shall no longer retain or use the relevant Confidential Information.

(3)	Disclosure of Confidential Information in the following circumstances shall not be deemed a breach:

A.	The information was already publicly available at the time of disclosure;

B.	Disclosure is made with the prior written consent of the information owner;

C.	Disclosure is required by laws and regulations, judicial authorities, administrative regulatory authorities, or stock exchanges under statutory compulsory requirements, provided that the disclosing party must give prior written notice to the other party.

As the data controller, Party A shall open necessary business data to Party B for the purpose of providing services, and authorize Party B to store, analyze, and process such data. If Party A delivers raw personal information or sensitive data for technical analysis, Party A must first obtain written authorization from the users and provide the authorization documents to Party B, clearly defining the boundaries of data use. Before delivery, Party A shall de-identify and encrypt the personal information to ensure that specific natural persons cannot be identified and that reverse restoration is impossible. If Party A fails to complete lawful authorization or data processing is non-compliant, resulting in third-party claims or administrative penalties, all liability shall be borne by Party A, and Party B shall not bear any joint liability.

Without Party B’s written authorization, Party A shall not use Party B’s company name, trademark, logo, or other intellectual property in its own promotional materials (website, printed materials, audio and video, etc.). Without Party B’s consent, Party A shall not disclose any details of this cooperation to the outside. If Party A violates the provisions of this clause, Party B has the right to suspend all services and claim economic compensation from Party A.

The confidentiality obligations under this clause shall remain in effect for a long time after the termination or cancellation of this Agreement.

X. Non-Solicitation

During the performance of this Agreement and for two years after the termination or cancellation of this Agreement, without Party B’s prior written consent, Party A shall not directly or indirectly solicit, induce, or incite Party B’s current employees or external consultants to resign, nor induce them to establish employment or advisory relationships with Party A or Party A’s affiliates. If Party A violates the provisions of this clause, Party B has the right to hold Party A fully liable for breach of contract (including apology, compensation for economic losses, and unilateral termination of the Agreement). If the losses cannot be fully compensated, Party B may continue to seek recovery through judicial channels.

XI. Service Subcontracting

Party B may, based on the actual execution needs of the project, subcontract part of the work under this Framework Agreement and the Service Orders to third-party partners. If Party A designates a specific third party as Party B’s supplier, it must inform Party B in writing or by formal email. If the third-party supplier designated by Party A has delivery defects or fails to meet quality standards, and such issues are not attributable to Party B’s management fault, Party B shall not bear any liability for breach of contract.

XII. Notification Methods and Contact Information Changes

Both parties confirm that the contact persons and designated email addresses (including associated corporate email addresses with the same domain suffix) filled in at the beginning of this Agreement are the sole effective delivery channels for sending and receiving all contract-related documents, including Service Orders, reconciliation and settlement, invoice receipt, and business confirmations. Service requirements and order instructions issued by the designated contact persons shall be deemed as the true expression of the company’s intent and shall be binding on both parties; however, the contact persons are not authorized to make commitments that harm the core interests of their respective companies. If Party A sends orders through a contact person who has not been reported to Party B in accordance with the procedures set forth in this clause, Party B has the right to directly refuse to execute such orders.

If either party’s contact person, mailing address, email, telephone number, or other information changes, it shall notify the other party in writing at least 5 working days before the change, and shall fully list all updated contact information.

XIII. Dispute Resolution

This Framework Agreement shall be governed by the laws of the People’s Republic of China and interpreted in accordance with the laws of Mainland China.

Both parties shall perform this Agreement in good faith; matters not covered herein shall be handled through amicable consultation. If consultation fails to reach an agreement, either party may submit the dispute to the Shenzhen Arbitration Commission for arbitration, which shall be conducted in accordance with the arbitration rules of that commission in effect at the time of application for arbitration.

XIV. Other General Provisions

This Agreement shall take effect from the date on which the legal representatives or authorized representatives of both parties sign and affix their company seals or contract-specific seals. Any amendment, supplement, or cancellation of this Agreement shall take effect only after being confirmed in writing and sealed by both parties. The supplementary agreement shall be an integral part of this Agreement.

If subsequent updates to laws, regulations, judicial interpretations, or regulatory policies cause any provision of this Agreement to be deemed illegal, invalid, or unenforceable, the validity of all other provisions shall not be affected. Both parties shall negotiate to replace the invalid provision with a provision that best reflects the original intent of the Agreement and the purpose of the cooperation.

The headings preceding each chapter and clause are set solely for the convenience of reading and shall have no legal interpretative effect.

This Agreement is made in two originals, with Party A and Party B each retaining one copy. Both originals shall have completely equal legal effect.

(The following is the signature page, with no text.)

Party A: (Seal)		Party B: (Seal)

Legal Representative /		Legal Representative /

Authorized Representative:		Authorized Representative:

Date:	September 22, 2025	Date:	September 22, 2025